REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of July 24, 1996 is entered into by and among OSMONICS, INC., a Minnesota corporation ("Parent"), and each of the individuals whose names appear on the signature page of this Agreement (collectively the "Shareholders").

                                    RECITALS

A. Parent, DSI ACQUISITION CORP., a wholly-owned subsidiary of Parent ("Merger Subsidiary), the Shareholders and DESALINATION SYSTEMS, INC. (the "Company") have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company, will be merged with and into Merger Subsidiary (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

B. At the effective time of the Merger, pursuant to Section 1.3 1 of the Merger Agreement, all of the outstanding shares of common stock, no par value per share, of the Company, shall be converted into an aggregate of 1,312,827 shares of common stock, par value $0.01 per share, of Parent (the "Registrable Stock");

C. The liquidity of the Registrable Stock, and hence its registration pursuant to this Agreement, is a material part of the consideration being paid to the Shareholders of the Company under the Merger Agreement;

D. As set forth in Section 8.5 of the Merger Agreement, the obligations of the Company and the Shareholders to effect the Merger are subject, among other things, to the execution, delivery, and performance of this Agreement;

NOW, THEREFORE, in consideration of the respective covenants and obligations of the parties set forth herein and in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   Registration of Registrable  Stock.

     1.1 Filing of Registration Statement. Parent has prepared and filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Securities Act") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively the "Securities Act") covering the resale of the Registrable Stock.

     1.2 Effectiveness Amendments. Parent will use its best efforts to cause the Registration Statement to be declared effective as soon as possible after filing. If the Securities and Exchange Commission ("SEC") has notified Parent that it will respond favorably to any request for acceleration of the Registration Statement, then, Parent will, as soon as practicable after the execution of this Agreement and the issuance of the Registerable Stock, file a request with the SEC for acceleration of the Registration Statement. Except as set forth below, Parent will use its best efforts to cause the Registration Statement to remain effective under the Securities Act, and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. Parent will promptly notify the Shareholders in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing,

          1.2.1 Parent shall not be required to keep the Registration Statement effective for purposes of the sale of Registrable Stock thereunder at any time after the earlier of the date:

                    1.2.1.1 on which all shares of Registrable Stock have been sold or are no longer outstanding, and

                    1.2.1.2   which is three  years  after the date on which the
                              Effective   Time  (as   defined   in  the   Merger
                              Agreement)  occurs,  and

          1.2.2 Parent shall not be obligated to keep the Registration Statement or the prospectus included therein current during any period of up to sixty (60) days per calendar year if Parent's chief executive officer advises the Shareholders that he has determined in good faith that valid business reasons concerning a potential corporate transaction make doing so inadvisable, or (B) during any period during which the Registrable Stock is eligible for resale under Rule 144 as provided by the SEC.

     1.3 Copies of Documents. During the period that Parent has agreed to use its best efforts to cause the Registration Statement to remain effective (the "Effectiveness Period"), Parent shall furnish to each Shareholder such number of copies) of the Registration Statement, the prospectus, if any, which is a part of the Registration Statement (the "Prospectus") and any amendments and supplements thereto and any exhibits to, or documents incorporated by reference in, the Registration Statement as the Shareholder shall reasonably request.


     1.4 Blue Sky Compliance. Parent shall register or qualify or cooperate with the Shareholders in connection with the notification, coordination, registration or qualification (or obtain exemption from such registration or qualification) the Registrable Stock under the securities or Blue Sky laws of such other jurisdictions in the United States as the Shareholders reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Shareholders to consummate the disposition of the Registrable Stock by them under the Registration Statement in such jurisdictions during the Effectiveness Period; provided, however, that in no event shall Parent be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

     1.5 Notification. During the Effectiveness Period, Parent shall notify the Shareholders promptly, and (if requested by any Shareholder) confirm such notice in writing,

          1.5.1     of any request by the SEC for  amendments or  supplements to
                    the   Registration   Statement  or  the  Prospectus  or  for
                    additional   information  relating  thereto,

          1.5.2     of the issuance by the SEC of any stop order  suspending the
                    effectiveness   of  the   Registration   Statement   or  the
                    initiation of any proceedings for that purpose,

          1.5.3 of the receipt by Parent of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the shares of Registrable Stock covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

          1.5.4 of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     1.6 Settlements and Post-Effective Amendments. Subject to the provisions of the second sentence of Section 1.2.2 above, during the Effectiveness Period, upon the occurrence of any event contemplated by Sections 1.5.1 or 1.5.4 above, Parent will promptly prepare and file a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other document (i) required by the SEC to entitle such supplement or amendment to be declared effective and
          (ii) necessary so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     1.7 Listing. Parent shall cause all of its common shares covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by Parent are then listed.

     1.8 Correspondence with the SEC. Parent shall, upon request from any Shareholder, deliver promptly to such Shareholder copies of all correspondence between the SEC and Parent, its counsel or auditors.


     1.9 Stock Certificates. Parent will cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold under the Registration Statement,
          which  certificates  shall  not  have  any  restrictive   legends.

2.   Additional  Rights.

     2.1  Piggyback  Registration  Rights.  If at any time or from  time to time when the Registration Statement is not effective, Parent shall determine to register any of its securities, for its own account or the account of any of its shareholders (other than a registration relating to employee stock option or purchase plans, or a registration on SEC Form S-4 relating to an SEC Rule 145 transaction, or a registration on any form other than SEC Forms S-1, S-2, S-3, SB-1 or SB-2, or their successor forms) Parent will: (i) promptly give to each Shareholder written notice thereof, and (ii) include in such registration (and any related qualification under state securities or Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Stock specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from Parent, by any Shareholder or Shareholders.

     2.2 Underwriting. If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Shareholders as a part of the written notice given pursuant to Section 2.1. In such event the right of any Shareholder to registration pursuant to Section 2 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Stock in the underwriting to the extent provided herein and the payment by the Shareholder of a pro rata portion of the fees incurred in connection with the registration.

          All Shareholders proposing to distribute their securities through such underwriting shall (together with Parent and the other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Section 2 the underwriter may limit the number of shares of Registrable Stock to be included in the registration and underwriting, or may exclude Registrable Stock entirely from such registration and underwriting. Parent shall so advise all Shareholders of Registrable Stock which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in the registration and underwriting shall be allocated among Shareholders requesting registration in Proportion, as nearly as practicable, to the respective amounts of Registrable Stock held by each of such Shareholders as of the date of the notice pursuant to Section 2.1 above. If any Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Parent and the underwriter. Any Registrable Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     2.3 Rule 144 Reporting. With a view to making available to Shareholders the benefits of certain rule and regulations of the SEC which may permit the sale of the shares of Registrable Stock to the public without registration, Parent agrees that, at all times after the obligation to keep the Registration Statement effective expires, it will: (i) keep available adequate current public information available, as those terms are understood and defined in SEC Rule 144;
          (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Act and the Securities Exchange Act of 1934 as amended (the "Exchange Act"); and
          (iii) so long as a Shareholder owns any Registrable Stock, to furnish to such Shareholder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed by Parent as the Shareholder may reasonably request in complying with any rule or regulation of the SEC allowing the Shareholder to sell any such securities without registration.

3.   Obligations  of  Shareholders.  Following  the  filing of the  Registration
     Statement and during any period that the Registration Statement is effective, each Shareholder shall:

     3.1 not effect any stabilization transactions or engage in any stabilization activity in connection with Parent's common shares in contravention of Rule l0b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     3.2  furnish each broker through whom any  Shareholder  offers  Registrable
          Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act,

     3.3 report to Parent each month all sales, pledges and other dispositions of Registrable Stock made by the Shareholder;

     3.4 not (and shall not permit any Affiliated Purchaser [as defined in Rule 10b-6 under the Exchange Act]) to bid for or purchase for any account in which any Shareholder has a beneficial interest, or attempt to induce any other person to purchase any Parent common shares in contravention of Rule 10b-6 under the Exchange Act;

     3.5  cooperate with Parent as Parent fulfills its obligations under Section
          1.4 hereof;

     3.6 furnish such information concerning the Shareholder as Parent may from time to time reasonably request;

     3.7 not sell under the Registration Statement during any period after Parent has provided notice to the Shareholder pursuant to Section
          1.5.4 above and until Parent provides to the Shareholder notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading (in such event, the delay caused shall be aggregated with any periods in which the Registration Statement is not effective for purposes of Section 1.2.2 of this Agreement); and

     3.8 not sell Registrable Stock during any period beginning seven (7) days before the anticipated effective date of any registration statement (other than a registration statement on Form S-3 or S-4 or any successor forms) registering the sale of equity securities for Parent's account (as Parent advises) and ending ninety (90) days thereafter without Parent's consent (provided that this restriction shall not apply with respect to more than one such registration statement during any calendar year).

4.   Expenses.

     4.1 S-3 Registration Statement. In connection with the S-3 Registration Statement referred to in Section 1.1,

          4.1.1     the Parent shall be responsible for the payment of

                    4.1.1.1 all registration and filing fees relating to the S-3 Registration Statement, including, without limitation, registration and filing fees

                    4.1.1.2 with respect to filings required to be made with the SEC or the NASD in connection with such S-3 Registration Statement and

                    4.1.1.3 with respect to registrations and filings made under state securities or Blue Sky laws in connection with such S-3 Registration Statement and

                    4.1.1.4 any expenses incurred by Parent in connection with the preparation of the Registration Statement and any Prospectus prepared in connection therewith.

          4.1.2 The Shareholders shall be responsible for the payment of fees and disbursements of counsel to the Shareholders in connection with the preparation of the Registration Statement and the prospectus, if any, and fees paid to brokers in connection with the sale of any of the Registrable Stock.

     4.2 Piggy-back Rights. The Parent shall pay the fees under the Registration Statements referred to under Section 2 which it would pay under Section 1.1 except that each Shareholder shall pay its pro rata portion of the fees incurred in connection with such Registration Statement. For purposes of this Section, the term "fees" means all underwriting, filing and all audit, accounting, and legal fees attributable to the offering. A Shareholder's pro rata share shall be based on the number of shares of the Shareholder included in the offering compared to the total number of shares included in the offering. In addition, the Shareholders shall be responsible for the payment of fees and disbursements of counsel to the Shareholders in connection with the preparation of the Registration Statement and the prospectus, if any, and fees paid to brokers in connection with the sale of any of the Registrable Stock pursuant to Section 2.1.

5.   Indemnification.

     5.1  Indemnity by Parent.  Parent shall

          5.1.1 indemnify and hold harmless each Shareholder against any losses, claims, damages or liabilities ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented if Parent has furnished any supplements or amendments thereto (if used during the period Parent is required to keep the Registration Statement current), or any other document filed or delivered in connection therewith under a state securities or Blue Sky law (collectively, "Registration Documents") or insofar as any losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document, as amended or supplemented if Parent has furnished any supplements or amendments thereto (if used during the period Parent is required to keep the Registration Statement and Prospectus current) a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, or any violation of any securities law by Parent, its officers or employees in connection with the Registration Documents, and

          5.1.2 reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of Parent, which shall not be unreasonably withheld or delayed; provided, however, that Parent shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Parent by or on behalf of any Shareholder for use in the preparation of the Registration Document; and provided further, that Parent shall not be liable to a particular indemnified party under the indemnity agreement in this Section 5.1 with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such indemnified party to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if Parent has previously and timely furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has
                    corrected  the   misstatement  or  omission  at  issue.

     5.2 Indemnity by Shareholders. Each Shareholder shall, severally and not jointly,

          5.2.1 indemnify and hold harmless Parent, any officer, director, employee or agent of Parent, and each other person, if any, who controls Parent within the meaning of Section 15 of the Securities Act against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the- statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, or any violation of any securities law by Shareholder in connection with the sale or transfer of any shares included in the Registration Statement, and

          5.2.2 reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation commenced or threatened, if such settlement is effected with the prior written consent of such Shareholder; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Parent by such Shareholder for use in the preparation thereof.

     5.3  Procedure   for   Indemnification.   Promptly   after  receipt  by  an
          indemnified party, under Section 5.1 or 5.2, of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any action is brought against the indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it chooses to assume the defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that

          5.3.1 if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying part) has failed to take such reasonable steps, or

          5.3.2 if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or

          5.3.3 if representation, of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then the indemnified party shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible, for more than one firm of counsel for all indemnified parties unless it is inappropriate under applicable standards of professional conduct for one firm of
                    counsel  to   represent   all   indemnified   parties.

     5.4 Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     5.5 Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harness an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses

          5.5.1 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or

          5.5.2 if the allocation provided by Section 5.5.1 above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to the Shareholders to enter into the Purchase Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.   Miscellaneous.

     6.1 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of California without giving effect to the choice of law principles thereof.

     6.2  Entire Agreement:  Amendment:  Waiver. This Agreement:

          6.2.1 contains the entire agreement among the parties hereto, with respect to the subject matter hereof,

          6.2.2 supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and

          6.2.3 may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by Parent and each of the shareholders. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     6.3 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except as provided in Section 6.3.1.

          6.3.1 Transfer of Registration Rights. Shareholders' rights to cause Parent to register their securities and keep information available, granted to them by Parent under this Agreement, may be assigned to a transferee or assignee of shares of a Shareholder's Registrable Stock not sold to the public, provided that Parent is given written notice by such Shareholder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and Identifying the securities with respect to which such registration rights are being assigned, and such transferee has agreed to be bound by the obligations of the Shareholders set forth in this Agreement.

     6.4 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     6.5 Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

          if to Parent, to:

          OSMONICS, INC.
          5951 Clearwater Drive
          Minnetonka,  Minnesota 55343
          Attn: D. Dean Spatz
          Telecopy: (612) 933-0141

          with a copy to:

         Maslon Edelman Borman & Brand
         A Professional Limited Liability Partnership
         3300 Norwest Center
         90 South 7th Street
         Minneapolis, Minnesota 55402-4140
         Attn: Larry A. Koch, Esq.
         Telecopy:  (6l2) 672-8397

         if to the Shareholders, to:

         Donald T. Bray
         4281 Weise Road
         Carson City, Nevada 89702-8940
         Telephone No.:  (702) 883-9556
         Facsimile No.:  (702) 883-9630
          with a copy to:

          Luce, Forward, Hamilton & Scripps
          600 West Broadway, Suite 2600
          San Diego, California 92101
          Attn:  G. Edward Arledge
          Telecopy:  (611) 232-8311

     or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section

6.5. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6.5. 6.6 Headings: Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                      OSMONICS, INC.



                                      By:  /s/ D. Dean Spatz
                                         Name:  D. Dean Spatz
                                         Title:  Chief Executive Officer


                                      SHAREHOLDERS:


                                      /s/  Donald T. Bray
                                      Donald T. Bray, Trustee of the Donald
                                      T. Bray Trust dated April 8, 1992


                                      /s/  Julianne LaFrankie Bray
                                      Julianne LaFrankie Bray, Trustee of the
                                      Julianne LaFrankie Bray Trust dated
                                      September 22, 1995


                                      /s/  Marie H. Putnam
                                      Marie H. Putnam, personal representative
                                      of the Estate of Glen E. Putnam, deceased


                                      /s/  Kenneth Hub
                                      Kenneth Hub, Trustee of Trust of Kenneth
                                      Hub dated October 10, 1991


                                      /s/  Mary Hub, Trustee of Trust of Mary
                                      Hub dated October 10, 1991


                                      /s/  Martha F. Bray
                                      Martha F. Bray, Trustee of Martha F.
                                      Bray Trust dated May 4, 1989

                                      /s/  Nancy A. Bray
                                      Nancy A. Bray


                                      /s/  David H. Hopkins
                                      David H. Hopkins